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                                                              EXHIBIT 10(b)(18)

                               AMENDMENT NO. 22

                                    TO THE

                              UPS RETIREMENT PLAN

                   (AS AMENDED AND RESTATED JANUARY 1, 1976)

  WHEREAS, United Parcel Service of America, Inc. and its affiliated corporations established the UPS Retirement Plan ("Plan") for the benefit of their eligible employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961; and

  WHEREAS, the UPS Retirement Plan was amended and restated in its entirety, replacing all of the provisions of the Plan then in effect, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974 ("ERISA"); and

  WHEREAS, the Plan has been amended on a number of occasions since January 1, 1976; and

  WHEREAS, it is desired to amend the Plan further to provide certain participants with qualified benefits in lieu of benefits that would otherwise be paid from the UPS Coordinating Plan.

  NOW THEREFORE, pursuant to the authority vested in the Board of Directors by
Section 7.1 of the Plan, the UPS Retirement Plan is hereby amended as follows, effective January 1, 1996:

  1. The first paragraph of subsection 5.2(a) is amended to read as follows:

  Normal Retirement Benefit. For a Participant who retires on or after his or her Normal Retirement Date, the sum of A and B where A equals the larger of the benefit described in paragraph 5.2(a)(1) or paragraph 5.2(a)(2) below, and B equals the Additional Monthly Retirement Benefit, if any, applicable to such Participant as contained in Exhibit D of the Plan.

  2. Subsection 5.2(b)(3) is amended to read as follows:

  For a Participant with at least one Hour of Service as an Employee on or after January 1, 1992, the amount of the Early Retirement Benefit payable to such Participant shall be an amount equal to the benefit determined under subsection 5.2(a), above, reduced by one-quarter of one percent (0.25%) for each month, including a partial month, by which the Participant's Annuity Starting Date precedes his or her 65th birthday. Notwithstanding the foregoing, if the Participant has earned, as of his or her Annuity Starting Date, at least 25 years of Benefit Service:

  (A) The reduction described above shall apply to his or her benefit determined under paragraph (1) of subsection 5.2(a) only with respect to each month, including a partial month, by which the Participant's Annuity Starting Date precedes his or her 60th birthday; and

  (B) The reduction described above shall not apply to his or her benefit determined under subparagraph (2)(B) of subsection 5.2(a).

  3. Subsection 5.2(c)(2) is amended to read as follows:

  For a Participant with at least one Hour of Service as an Employee on or after January 1, 1992, the amount of the Deferred Vested Benefit payable to such Participant shall be equal to the benefit determined under subsection 5.2(a), above, reduced by one-half of one percent (0.5%) for each month, including a partial month, by which the Participant's Annuity Starting Date precedes his or her 65th birthday. Notwithstanding the foregoing, the amount of a Participant's Deferred Vested Benefit shall not be less than the Deferred

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  Vested Benefit, if any, the Participant would have earned under the provisions of this Plan immediately prior to January 1, 1992, taking into account for this purpose Compensation earned by the Participant through December 31, 1991 and Benefit Service earned by him or her through December 31, 1992.


  IN WITNESS WHEREOF, United Parcel Service of America, Inc. based upon action by its Board of Directors, has caused this Amendment No. 22 to be executed this 10th day of March, 1997.

ATTEST:                                 UNITED PARCEL SERVICE OF AMERICA, INC.
/s/ Joseph R. Moderow                   /s/ James C. Kelly
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Secretary                               Chairman

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